Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form F-1 of our report dated March 28, 2023, (which includes an explanatory paragraph relating to Jaguar Global Growth Corporation I’s ability to continue as a going concern) relating to the financial statements of Jaguar Global Growth Corporation I. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
February 12, 2024